Corporate Resource Services’ Board Member James Altucher Interviewed by Yahoo Finance on the Future of Employment

NEW YORK, N.Y. -- (Business Wire) – April 1, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that James Altucher, a member of its Board of Directors, was interviewed by Yahoo Finance this past Thursday and discussed the future of the employment and “Why You Should Quit Your Job Now.”

According to recent reports, more than 12 million Americans are jobless and 40% of these individuals have been out of work for more than six months. Overall, the U.S. economy may be improving, but many Americans still cannot find a job. This trend will only continue in the foreseeable future says James Altucher. The author and venture capitalist tells Aaron Task of The Daily Ticker that the U.S. is moving toward an “employee-less society.”

“If you’re just sitting still, shuffling paper, they’re going to fire you,” he argues. “Cubicles have become commodities. You’re like the walking dead if you have a job.” According to Altucher, businesses used the 2008 financial crisis as an excuse to get rid of “dead wood” and the firing trend hasn’t stopped. Companies no longer show loyalty to employees. They're more interested in boosting profits and revenue – which means letting go of expensive staff employees (due to health care benefits, 401k contributions and more) and replacing them with cheaper temp employees. Altucher says this situation is happening in every sector of the economy.

“If you’re stuck in a cubicle you have a target on your back…the CEO is looking to cut you out,” he declares. “Temp staffing is sweeping the nation.”

See the James Altucher Interview at the link below:

http://finance.yahoo.com/blogs/daily-ticker/why-quit-job-now-151346969.html

About James Altucher:

James Altucher is an American hedge fund manager, author and blogger. He has founded or cofounded several companies, including Reset Inc. and StockPickr. His writing has been frequently published by a number of media outlets, including The Financial Times, TheStreet.com, TechCrunch, and The Huffington Post.  He has also published several books on investing and is a Board Member of Corporate Resource Services, Inc.  He maintains a blog at www.JamesAltucher.com where he discusses his experiences as an entrepreneur and his theories for success and happiness.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380